UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2020

QDM International Inc.

(Exact name of registrant as specified in Charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 707, Soho T2, Tianshan Plaza

Changning District, Shanghai, China 200051

 (Address of Principal Executive Offices)

+86 (21) 52995776

 (Registrant’s Telephone number)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Information Statement on Schedule 14F-1 of QDM International Inc. (the “Company”) filed with the Securities and Exchange Commission on May 8, 2020, the Company experienced a change of control resulting from the sale of securities of the Company, representing 68.3% of the Company’s outstanding voting power, from Tim Shannon to Huihe Zheng on March 9, 2020. In connection with the change of control, Tim Shannon resigned as a director of the Company effective May 18, 2020 while Timothy Miles continues to serve as a member of the board of directors of the Company. Mr. Shannon will continue to serve as Chief Financial Officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2020	QDM International Inc.
By: /s/ Huihe Zheng Huihe Zheng Chief Executive Officer and President

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